Repayment Agreement

$43,893.96 USD **Date: Jan. 1, 2007**

This repayment agreement ("Agreement"), dated January 1, 2007, is made by and between SOLAR ENERTECH CORP. ("SOEN"), a company incorporated in the State of Nevada, and INFOTECH ESSENTIALS, INC. ("Infotech"), a company incorporated in the State of Nevada.

Recitals

1. During the fiscal year ended September 30, 2006, Infotech incurred expenditures on behalf of SOEN;
2. A total of $37,260.04 in expenditures were recorded in SOEN's financial statements at September 30, 2006 as being incurred by Infotech on behalf of SOEN;
3. On October 5, 2006, SOEN and Infotech entered into a repayment agreement ("Repayment Agreement"), whereby SOEN was to pay Infotech a total of $81,154 as refund for these expenditures;
4. During the months of October and November 2006, SOEN repaid Infotech the sum of $81,154 as per the Repayment Agreement;
5. SOEN repaid Infotech $43,893.96 in excess of the actual amount incurred by Infotech on behalf of SOEN.

NOW THEREFORE, SOEN and INFOTECH AGREE as FOLLOWS:

1. Infotech agrees to pay back to SOEN the sum of $43,893.96 for the funds overpaid in October and November 2006;
2. Infotech promises to pay the above amount, without interest, no later than March 30, 2007.
3. All payments hereunder in respect to the said amount shall be made to SOEN in lawful money of the United States of America.

IN WITNESS WHEREOF SOEN and Infotech have executed this Agreement effective as of January 1, 2007 although executed thereafter.

INFOTECH ESSENTIALS, INC.

By: ______________________

Authorized Signatory

SOLAR ENERTECH CORP.

By: ______________________

Authorized Signatory